EXHIBIT 10.83

RESTRICTED STOCK AWARD AGREEMENT

with respect to an award of Restricted Stock under the

PTEK Holdings, Inc. 1995 STOCK PLAN

1. Grant of Shares. PTEK Holdings, Inc. (the “Company”) grants to the Grantee named on the signature page hereto (the “Grantee”), subject to the restrictions and the other terms and conditions set forth in the PTEK Holdings, Inc. 1995 Stock Plan (the “Plan”) and in this agreement (this “Agreement”), the number of shares of the Company’s $.01 par value common stock indicated on the signature page hereto (the “Shares”). The Shares are granted as of November 27, 2001 (the “Date of Grant”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are subject to the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed under this Section 2, which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered (a “transfer”) until the expiration of the Restricted Period (as defined in Section 3 below) with respect to such Restricted Shares, and any transfer or attempted transfer shall be null and void and of no effect whatsoever; provided, however, that Restricted Shares may be pledged to the Company. If the Grantee’s employment with the Company terminates during the Restricted Period for any reason other than as set forth in subsection (b) of Section 3 below, then the Grantee shall forfeit all of the Grantee’s right, title and interest in and to the Restricted Shares as of the date of such termination and such Restricted Shares shall be reconveyed to the Company as of the date of such termination without further consideration or any act or action by the Grantee. The restrictions imposed under this Section 2 shall apply to all shares of the Company’s common stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 above (but not the restrictions imposed under Section 4 below) will expire on the earliest to occur of the following dates (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a) November 28, 2001; and

(b) the date of death or Permanent and Total Disability of the Grantee.

4. Blackout Period. Separate and apart from the restrictions imposed under Section 2 above, for a period of twelve (12) months after the Date of Grant (the “Blackout Period”), the Grantee may not transfer any of the Shares, except that the 1995

Plan Committee or senior management of the Company may, in its or their sole discretion, permit sales of vested Shares during the Blackout Period in the event of a severe financial hardship of the Grantee.

5. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during the Restricted Period.

6. Delivery of Shares. The Shares will be issued in the name of the Grantee as Restricted Shares and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period, such certificate shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Agreement dated November 27, 2001 between the registered owner of the shares represented hereby and PTEK Holdings, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the office of PTEK Holdings, Inc.

Stock certificates for Shares, without the above legend, shall be delivered to the Grantee or the Grantee’s designee as soon as practicable after such Shares cease to be Restricted Shares, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

7. Nontransferability. This Agreement and all rights hereunder are nontransferable and nonassignable by the Grantee, other than by the last will and testament of the Grantee or the laws of descent and distribution, unless the Company consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

8. Plan Terms Incorporated. The terms contained in the Plan are incorporated into and made a part of this Agreement, including without limitation the antidilution provisions of Section 5.2 of the Plan, and this Agreement shall be governed by and construed in accordance with the Plan.

9. No Implied Rights or Obligations. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee’s employment with the Company or any of its Subsidiaries, nor confer upon the Grantee any right to continue as an employee of the Company or any of its Subsidiaries.

10. Tax Matters. The Company will pay on behalf of the Grantee all taxes or other amounts that the Company determines are required to be withheld under federal, foreign, state or local law in connection with the grant of the Shares or the lapse of the restrictions imposed under Section 2 above (the “Required Withholding”), with the federal withholding to be at the rate of 38.6%. The Grantee will execute and deliver to the Company a 10-year recourse Promissory Note in favor of the Company in the amount of the Required Withholding in substantially the form attached hereto as Exhibit A, which Note shall be secured by a pledge of the vested Shares pursuant to a Stock Pledge Agreement in substantially the form attached hereto as Exhibit B. Certificates for the pledged Shares will bear the following legend until the Promissory Note has been repaid in full:

This certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Stock Pledge Agreement dated                              between the registered owner of the shares represented hereby and PTEK Holdings, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the office of PTEK Holdings, Inc.

11. Amendment. This Agreement may not be amended except by a writing signed by the Company and the Grantee.

12. Heirs and Successors. Subject to Section 7 above, this Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Grantee and his heirs, legatees and legal representatives.

13. Severability. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

14. Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

If to the Company:	PTEK Holdings, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 600
Atlanta, Georgia 30326
Attn: Director of Stock Management

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee on the signature page hereto, or such other address given by the Grantee in a written notice to the Company.

15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

IN WITNESS WHEREOF, PTEK Holdings, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of November 27, 2001.

PTEK HOLDINGS, INC.

By: /s/ Patrick G. Jones
Patrick G. Jones Executive Vice President

I hereby accept the grant of Shares in accordance with and subject to the terms and conditions set forth above.

I agree that any Shares received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws.

GRANTEE:

/s/ Boland T. Jones
Boland T. Jones 229 The Prado Atlanta, GA 30309 Number of Shares: 156,125

Exhibit A

Form of Promissory Note

PROMISSORY NOTE

$	[Date]

                             (hereinafter referred to as “Debtor”), for value received, hereby promises to pay to the order of PTEK HOLDINGS,INC., a Georgia corporation (hereinafter referred to as “Payee”), the principal sum of                              DOLLARS ($                        ) on [10 years from the date hereof], together with interest on the unpaid principal balance at the rate of                                  percent (            %) per annum, compounded annually [applicable Federal rate]. Any principal of or interest on this Note not paid when due shall bear interest after such due date until paid at the rate of                          percent (            %) per annum [two points higher than base rate], and Debtor shall pay all costs of collection. The principal hereof and the interest thereon are payable at 3399 Peachtree Road, The Lenox Building, Suite 600, Atlanta, Georgia 30326, or at such other place as Payee may from time to time designate to Debtor in writing, in coin or currency of the United States of America.

Prepayment. Debtor may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium. In the event Debtor sells any of the shares of $.01 par value common stock of Payee that are held by Payee pursuant to the Stock Pledge Agreement described below, Debtor shall prepay a portion of this Note in an amount equal to the after-tax proceeds received by Debtor from the sale of such shares. Prepayments shall be applied first to the payment of accrued but unpaid interest on this Note and the balance to principal.

Events of Default. If any of the following events (an “Event of Default”) shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

(a) If Debtor defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for twenty (20) days after Debtor receives notice from Payee of such default; or

(b) If Debtor makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or

(c) If an order, judgment or decree is entered adjudicating Debtor bankrupt or insolvent; or

(d) If Debtor petitions or applies to any tribunal for the appointment of a trustee or receiver of Debtor, or of any substantial part of the assets of Debtor, or

EXHIBIT A

commences any proceedings relating to Debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(e) If any such petition or application is filed, or any such proceedings are commenced, against Debtor, and Debtor by any act indicates his approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than ninety (90) days.

Security. This Note is being executed and delivered pursuant to, and is subject to the terms and conditions of, that certain Restricted Stock Award Agreement by and between Payee and Debtor dated November 27, 2001, and this Note is secured by a pledge of shares of $.01 par value common stock of Payee pursuant to that certain Stock Pledge Agreement by and between Payee and Debtor of even date herewith.

Waiver. Any failure on the part of Payee at any time to require the performance by Debtor of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

Time. Time is of the essence.

Notices. All notices, requests, demands and other communications to Debtor hereunder shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to                         ,                         ,                         , or to such other address as Debtor may designate to Payee in writing.

Applicable Law. This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia.

IN WITNESS WHEREOF, Debtor has executed this Note under seal as of the date first set forth above.

(L.S.)

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Exhibit B

Form of Stock Pledge Agreement

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is made and entered into as of the              day of                                     ,             , by and between                                  (the “Pledgor”) and PTEK HOLDINGS, INC., Georgia corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Pledgor has been granted                              shares of the $.01 par value common stock (the “Shares”) of Secured Party pursuant to that certain Restricted Stock Award Agreement dated November 27, 2001 (the “RSA Agreement”); and

WHEREAS, in connection with such grant, Pledgor has delivered a Promissory Note of even date herewith (the “Note”) to the Secured Party in the principal amount of $            ; and

WHEREAS, to secure the payment of all obligations of the Pledgor under the Note, the Pledgor has agreed to pledge to the Secured Party, and to grant the Secured Party a security interest in, all of the Shares;

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants contained herein, the parties hereto agree as follows:

1. Security Interest. The Pledgor hereby unconditionally grants and assigns to the Secured Party, its successors and assigns, a continuing security interest in and security title to the Shares. The Pledgor has delivered to and deposited with the Secured Party certificates representing the Shares and stock powers endorsed in blank, as security for payment of (i) all obligations of the Pledgor to the Secured Party under the Note, and any extension, renewal, amendment or modification thereof, and (ii) all obligations of the Pledgor to the Secured Party hereunder. Beneficial ownership of the Shares, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of a Default pursuant to Section 3 hereof.

2. Representation and Warranty. The Pledgor hereby represents and warrants to the Secured party that except for the security interest created hereby, the Pledgor owns the Shares free and clear of all liens, claims and encumbrances, and has the unencumbered right to pledge the Shares, subject to the terms and conditions of the RSA Agreement.

3. Default. Upon the occurrence of an Event of Default under the Note, or if the Pledgor shall fail to perform or observe any provision of this Agreement and such failure shall continue for thirty (30) days after notice is given by the Secured Party to the Pledgor of such failure (any of such occurrences being hereinafter referred to as a

EXHIBIT B

“Default”), the Secured Party shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) to receive all amounts payable in respect of the Shares otherwise payable to the Pledgor, and to exercise all of the rights, powers and remedies of the Pledgor with respect to such payments;

(b) to transfer all or any part of the Shares into the Secured Party’s name or the name of its nominee or nominees;

(c) to vote all or any part of the Shares (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Shares and otherwise act with respect thereto as though it were the outright owner thereof;

(d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Shares in one or more blocks, or any interest therein, at any public or private sale at any exchange or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine; the Pledgor agrees that to the extent that notice of sale shall be required by law that at least five (5) business days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Secured Party shall not be obligated to make any sale of the Shares regardless of notice of sale having been given; the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Shares, whether before or after sale hereunder, and all rights, if any, of marshalling the Shares; at any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Shares so sold free from any such right or equity of redemption; and the Secured Party shall not be liable for failure to collect or realize upon any or all of the Shares or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(e) generally, to take all such other action as the Secured Party in its sole discretion may determined as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 3 and which the Secured Party may or can be do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

4. Application of Proceeds. The proceeds of the public or private sale or other disposition shall be applied (a) to the costs incurred in connection with the sale;

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(b) to any unpaid interest which may have accrued on any obligations secured hereby; (c) to any unpaid principal on any obligations secured hereby; and (d) to damages incurred by the Secured Party by reason of any breach secured against hereby, in such order as the Secured Party may determine, and any remaining proceeds shall be paid over to the Pledgor or others as provided by law. In the event the proceeds of the sale or other disposition of the Shares are insufficient to pay such expenses, interest, principal, obligations and damages, the Pledgor shall remain liable to the Secured Party for any such deficiency.

5. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement, the Secured Party shall have all the rights, powers and privileges of a secured party under the Georgia Uniform Commercial Code.

6. Return of Shares to Pledgor. Upon payment in full of all principal and interest on the Note, this Agreement shall terminate and the Secured Party shall return to the Pledgor all of the then remaining Shares.

7. Voting Rights.

(a) For so long as any of the obligations secured hereby remain unpaid, after a Default, (i) the Secured Party may exercise all voting rights, and all other ownership or consensual rights of the Shares, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Secured Party the Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Shares in any manner the Secured Party seems advisable for or against all matters submitted or which nay be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as the Pledgor shall have the right to vote the Shares, the Pledgor covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to the Shares which would constitute a default under this Agreement.

8. Assignment. The Pledgor shall not transfer, assign or otherwise dispose of its beneficial interest in any of the Shares without the prior written consent of the Secured Party.

9. Notices. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to the recipient at the address set forth below, or to such other address as to which the other party has been subsequently notified in writing by such recipient.

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Pledgor:	Secured Party:

PTEK Holdings, Inc.
3399 Peachtree Road
The Lenox Building, Suite 600
Atlanta, GA 30326
Attention: Chief Legal Officer

10. Applicable Law; Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the Pledgor and the Secured Party with respect to the matters addressed herein and may not be modified except by a writing executed by the Secured Party and Pledgor. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

11. Severability. If any Section or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such Section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

SECURED PARTY:

PTEK HOLDINGS, INC.

By:
Patrick G. Jones Executive Vice President

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